UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO

SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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Virtus Opportunities Trust
Registration Nos. 811-07455 and 033-65137

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101 Munson St., Ste. 104 | Greenfield, MA 01301 | 800.243.1574 | Virtus.com

November 30, 2020

Dear Fund Shareholder:

The enclosed information statement provides information about a new investment subadvisory agreement between Virtus Alternative Investment Advisers, Inc. (“VAIA”) and FORT, L.P. (“FORT”) with respect to Virtus FORT Trend Fund (formerly known as Virtus Rampart Equity Trend Fund) (the “Fund”), a series of Virtus Opportunities Trust (the “Trust”).

On June 17, 2020, the Board of Trustees of the Trust (the “Board” or the “Trustees”) approved the replacement of the Fund’s previous subadviser, Rampart Investment Management, LLC, with FORT, and in connection therewith, a change to the Fund’s name, principal investment strategies and principal risks.

VAIA and the Trust are providing you with the enclosed information statement to inform you about the appointment of the new subadviser to the Fund. If you should have any questions regarding this change, please feel free to call Virtus Funds at (800) 243-1574. Thank you for your continued investment in the Virtus Funds.

Sincerely,

George R. Aylward
President, Virtus Funds

This letter has been prepared solely for the information of existing shareholders.
This letter is not authorized for distribution to prospective investors.

IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT

Relating to

Virtus FORT Trend Fund

c/o Virtus Funds

P.O. Box 9874

Providence, RI 02940-8074

800-243-1574

As a shareholder of Virtus FORT Trend Fund (the “Fund”):

You are receiving this Notice regarding the Internet availability of an information statement relating to the appointment of a new subadviser to the Fund (the “Information Statement”). This Notice presents only an overview of a more complete Information Statement that is available to you on the Internet, or upon request, by mail. The Information Statement details important information regarding the appointment of a new subadviser to the Fund. We encourage you to access and review all of the important information contained in this Information Statement. The Information Statement is for informational purposes only, and you do not need to take any action.

Subject to the direction of the Board of Trustees of Virtus Opportunities Trust (the “Trust”), Virtus Alternative Investment Advisers, Inc. (“VAIA”) is responsible for managing the Fund’s investment program and for the general operations of the Fund, including oversight of the Fund’s subadviser, and recommending their hiring, termination and replacement. At a meeting held on June 17, 2020, the Board of Trustees of the Trust (the “Board” or the “Trustees”) approved the appointment of FORT, L.P. (“FORT”) to replace Rampart Investment Management, LLC as subadviser to perform the day-to-day portfolio management of the Fund, pursuant to a new investment subadvisory agreement among the Trust, VAIA and FORT (the “New Subadvisory Agreement”). VAIA will serve as the investment adviser for the Fund.

The appointment of FORT as subadviser to the Fund under the New Subadvisory Agreement was effected on September 1, 2020, in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting VAIA to hire, terminate, and replace subadvisers without seeking the approval of Fund shareholders (subject to certain conditions). Consequently, the Trust is not soliciting proxies to approve this change and you are requested not to send us a proxy. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of a new subadvisory agreement. In lieu of physical or electronic mail delivery of the Information Statement (other than on request as described below), the Fund will make the Information Statement available to you online.

The Information Statement will be available to review on the Internet at https://www.virtus.com/products/fort-trend until at least March 1, 2021.

If you want a paper or email copy, you must request one. There is no charge to you for requesting a copy. To request a paper or email copy of the Information Statement, please contact Virtus Funds by calling (800) 243-1574, or writing to virtus.investment.partners@virtus.com or Virtus Funds, P.O. Box 9874, Providence, Rhode Island 02940-8074. If you want to receive a paper or email copy of the Information Statement, you must request one no later than September 1, 2021.

A copy of the Fund’s most recent annual and/or semiannual report is also available free of charge via the Internet at https://www.virtus.com/products/fort-trend, by calling Virtus Fund Services toll-free at 800-243-1574, or by writing to Virtus Funds at P.O. Box 9874, Providence, Rhode Island 02940-8074.

INFORMATION STATEMENT

VIRTUS OPPORTUNITIES TRUST

c/o Virtus Funds

P.O. Box 9874

Providence, RI 02940-8074

November 30, 2020

Notice Regarding New Subadviser

Virtus Opportunities Trust (the “Trust”) is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust has 22 separate investment portfolios, including the Virtus FORT Trend Fund (formerly known as Virtus Rampart Equity Trend Fund) (the “Fund”). Virtus Alternative Investment Advisers, Inc. (“VAIA”) acts as the investment adviser to the Fund, and Virtus Investment Advisers, Inc. (“VIA,” and together with VAIA, the “Advisers”) acts as the investment adviser to each of the other portfolios of the Trust. The Advisers are located at One Financial Plaza, Hartford, Connecticut 06103.

The primary purpose of this Information Statement is to provide you with important information about a new investment subadvisory agreement among the Trust, VAIA and FORT, L.P. (“FORT” or the “Subadviser”) with respect to the Fund.

On June 17, 2020, the Board of Trustees of the Trust (the “Board” or the “Trustees”) approved the replacement of the Fund’s previous subadviser, Rampart Investment Management, LLC (“Rampart”), with FORT, and in connection therewith, a change to the Fund’s name, principal investment strategies and principal risks.

This Information Statement will be provided on or about November 30, 2020 to the Fund’s shareholders of record as of the close of business on November 27, 2020 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended.

WE ARE NOT SOLICITING YOUR VOTE. NO PROXY VOTING CARD HAS BEEN ENCLOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A copy of the Fund’s most recent annual and/or semi-annual report is available free of charge via the Internet at https://www.virtus.com/products/fort-trend#shareclass.I/period.quarterly, by calling 800-243-1574, or by writing Virtus Funds, P.O. Box 9874, Providence, Rhode Island 02940-8074. A copy of this Information Statement is also available via the Internet at https://www.virtus.com/products/fort-trend until at least March 1, 2021.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Trust and the Advisers have obtained an order under Section 6(c) of the 1940 Act granting exemptions from Section 15(a) of the 1940 Act and Rule 18f-2 under the 1940 Act (the “Order”) that permits an Adviser, subject to certain conditions and without the approval of shareholders: (a) to select both unaffiliated subadvisers and wholly-owned affiliated subadvisers to manage all or a portion of the assets of a series of the Trust, and to enter into subadvisory agreements with these subadvisers, and (b) to materially amend subadvisory agreements with these subadvisers. VAIA has the responsibility to oversee subadvisers of the Fund and recommend their hiring, termination, and replacement to the Board. The Board must approve any new subadvisory agreements implemented in reliance on the Order. The Order requires that shareholders of the Fund be provided with an information statement such as this one within 90 days of retaining a new subadviser.

THE TRANSACTION

Prior to September 1, 2020, VIA was the investment adviser and Rampart was the subadviser to the Fund, then known as Virtus Rampart Equity Trend Fund. At a special meeting of the Trust’s Board of Trustees (“Board”) held on June 17, 2020, VIA reported to the Board that as part of the subadviser oversight process, VIA was recommending to the Board that FORT replace Rampart as the subadviser for the Fund’s portfolio. VIA advised the Board that its recommendation was based upon its determination to address concerns that the Fund’s strategy under Rampart was not performing as expected due to changes in the way the market operates since its investment strategies and the quantitative model on which they were based were established. In connection with the proposed change in subadviser, VIA also executed a Transfer and Assumption Agreement, dated September 1, 2020, with VAIA and the Trust, on behalf of the Fund, under which VAIA assumed all the rights and obligations as investment adviser of the Fund. The parties to the Transfer and Assumption Agreement received an opinion of counsel that the transfer and assumption of the rights and obligations under the advisory agreement did not constitute an “assignment,” as such term is defined by and under the 1940 Act, and therefore did not result in the automatic termination of the advisory agreement. At the meeting, the Board approved the termination of the Subadvisory Agreement among the Trust, VIA and Rampart (the “Old Subadvisory Agreement”) to be effective on August 31, 2020. The Board then approved the appointment of FORT as successor subadviser for the Fund, and the Board approved a new subadvisory agreement among the Trust, VAIA and FORT to be effective September 1, 2020 (the “New Subadvisory Agreement”). Under the New Subadvisory Agreement, FORT is responsible for the investment management program for the Fund. A copy of the New Subadvisory Agreement is attached as Exhibit A.

The New Subadvisory Agreement was approved by all members of the Board, including a majority of the Trustees who are not “interested persons” (within the meaning of the 1940 Act) of the Trust (“Disinterested Trustees”).

THE OLD SUBADVISORY AGREEMENT

Under the Old Subadvisory Agreement among the Trust, VIA and Rampart, dated August 25, 2017, Rampart provided portfolio management services for the Fund. The annual rate of fees paid to Rampart by VIA (not by the Fund) was 50% of the net advisory fee payable to VIA. The advisory fee paid to VIA by the Fund was 1.00% of the first $1 billion under management and 0.95% for amounts above $1 billion of the Fund’s average daily net assets.

Under the Old Subadvisory Agreement, Rampart provided management services to the Fund. Rampart was subject to the investment objective, policies and restrictions of the Fund, as set forth in its prospectus and statement of additional information filed with the SEC as part of the Trust’s registration statement, as periodically amended and provided to Rampart by VIA, and to the investment restrictions set forth in the 1940 Act and the rules thereunder, to the supervision and control of the Board, and to instructions from VIA. As expressly stated in the Old Subadvisory Agreement, Rampart was responsible for those aspects of the Fund’s investment program in accordance with the terms and conditions of the Old Subadvisory Agreement.

Unless instructed otherwise by VIA, Rampart had the authority and discretion to place all orders for the purchase and sale of investments with brokers or dealers selected by Rampart. Rampart was instructed to use its best efforts to obtain the best execution of transactions at prices that were advantageous to the Fund and at commission rates that were reasonable in relation to the benefits received. Rampart may have selected brokers or dealers on the basis that they provided brokerage, research, or other services or products to the Fund or other accounts serviced by Rampart. Rampart may have placed transactions with a broker or dealer with whom it had negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction, if Rampart determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by the broker or dealer, viewed in terms of either that particular transaction or on all such transactions, taken as a whole, for the Fund and other accounts over which Rampart exercised investment discretion. Not all services or products provided by brokers or dealers that were generated with Fund commissions were necessarily used by Rampart in managing the Fund, but may have been allocated among other accounts, as appropriate.

The Old Subadvisory Agreement provided that Rampart was not liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Old Subadvisory Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that such acts or omissions would not have constituted a material breach of the investment objectives, policies and restrictions applicable to the Fund as defined in the Fund’s prospectus and Statement of Additional Information, or a material breach of any laws, rules, regulations or orders applicable to the Fund, and that such acts or omissions would not have resulted from Rampart’s willful misfeasance, bad faith or gross negligence, or reckless disregard of its obligations and duties under the Old Subadvisory Agreement.

For the Fund’s fiscal year ended September 30, 2020, the advisory fees paid by the Fund to VIA and VAIA were $2,331,026 and $$172,727, respectively, and the subadvisory fees paid by VIA to Rampart and by VAIA to FORT were $781,847.92 and $86,363.65, respectively.

The Old Subadvisory Agreement remained in full force and effect only so long as its continuance was specifically approved at least annually by the Trustees in accordance with Section 15(a) of the 1940 Act, and by the majority vote of the Disinterested Trustees in accordance with the requirement of Section 15(c) of the 1940 Act. The Old Subadvisory Agreement could be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, could be terminated by VIA, Rampart, the Trustees, or the vote of a majority of the outstanding voting securities of the Fund upon 30 days’ written notice to the other party. Any such termination would not have affected any liability of either party with respect to any claim or matter on which any party had given written notice to any other party prior to termination and until such liability had been finally settled. The Old Subadvisory Agreement was last considered for approval by the Board at a meeting held on November 20-21, 2019.

THE NEW SUBADVISORY AGREEMENT

The description of the New Subadvisory Agreement that follows is qualified in its entirety by reference to the subadvisory agreement included as Exhibit A attached hereto.

Term

The New Subadvisory Agreement provides that it will remain in effect until December 31, 2021 and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Subadvisory Agreement is subject to termination at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ prior written notice to VAIA and the Subadviser, (ii) by the Subadviser upon 60 days’ prior written notice to VAIA and the Trust, or (iii) by VAIA upon 60 days’ written notice to the Subadviser. The New Subadvisory Agreement may also be terminated, without the payment of any penalty, by VAIA or the Board immediately (i) upon the material breach by the Subadviser or (ii) at the terminating party’s discretion, if the Subadviser or any officer, director or key portfolio manager of the Subadviser is accused in any regulatory, self-regulatory or judicial investigation or proceeding as having violated the federal securities laws or engaged in criminal conduct. The New Subadvisory Agreement may also be terminated, without the payment of any penalty, by the Subadviser immediately (i) upon the material breach by VAIA or (ii) at the discretion of the Subadviser, if VAIA or any officer or director of VAIA is accused in any regulatory, self-regulatory or judicial investigation or proceeding as having violated the federal securities laws or engaged in criminal conduct.

Services

The Subadviser will provide management services to the Fund. The Subadviser is subject to the investment objective, policies and restrictions of the Fund, as set forth in its current prospectus and statement of additional information filed with the SEC as part of the Trust’s registration statement, as may be periodically amended and provided to the Subadviser by VAIA, and to the investment restrictions set forth in the 1940 Act and the rules thereunder, to the supervision and control of the Board, and to instructions from VAIA. The Subadviser shall not, without the prior written approval of the Fund, effect any transactions that would cause the Fund at the time of the transaction to be out of compliance with any of such restrictions or policies. As expressly stated in the New Subadvisory Agreement, the Subadviser is responsible for those aspects of the Fund’s investment program in accordance with the terms and conditions of the New Subadvisory Agreement.

In addition, the Subadviser will provide management services for a wholly-owned subsidiary of the Fund (the “Subsidiary”) organized as a company under the laws of the Cayman Islands. The Fund expects to seek to gain exposure to futures contracts by investing up to 25% of its total assets in the Subsidiary.

Brokerage Allocation

Unless otherwise instructed by VAIA, the Subadviser will place all orders for the purchase and sale of investments for the Fund with brokers or dealers selected by the Subadviser. The Subadviser has been instructed to seek to obtain best execution of transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. The Subadviser may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund or other accounts serviced by the Subadviser. The Subadviser may place transactions with a broker or dealer with whom it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research provided by the broker or dealer, viewed in terms of either that particular transaction or all transactions, taken as a whole, for the Fund and other accounts over which the Subadviser exercises investment discretion. Not all Fund commissions will necessarily be used by the Subadviser in managing the Fund, but may be allocated among other accounts, as appropriate.

Limitation of Liability

The New Subadvisory Agreement provides that the Subadviser shall not be liable thereunder absent the Subadviser’s breach thereof directly causing a loss to the Fund or the willful misconduct, bad faith, gross negligence, or reckless disregard of its obligations or duties on the part of the Subadviser, or its officers, directors, partners, agents, employees and controlling persons; provided, however, that the Subadviser shall be responsible for, and shall indemnify and hold the Trust and VAIA and each of their respective directors or trustees, officers, employees and each person, if any, who controls VAIA , harmless against, any and all losses arising out of or resulting from a “Trade Error” (as defined in the compliance policies and procedures of the Trust) (as the same may be amended from time to time), directly caused by the negligent action or negligent omission of the Subadviser or its agent.

Subadvisory Fee

VAIA, and not the Fund, pays subadvisory fees under the New Subadvisory Agreement. VAIA will pay the Subadviser a fee at the rate of 50% of the advisory fee paid to VAIA by the Fund, after accounting for any applicable fee waiver and/or expense limitation agreement, subject to a minimum fee on an absolute basis of no less than the amount payable as of the first day FORT began managing the Fund. The minimum subadvisory fee to be paid to FORT depends on any potential fluctuation in the Fund’s asset level from September 1, 2020, so it is not possible to calculate whether there would have been a difference in the subadvisory fees paid during the last year if the minimum fee had been in effect. The Advisory Agreement between the Trust and VAIA relating to the Fund remains in effect and the fees payable to the Adviser by the Fund under the Advisory Agreement do not change, so there is no increase in the management fees paid by the Fund as a result of the subadvisory fees paid under the New Subadvisory Agreement.

Effective Date

The New Subadvisory Agreement was approved by the Board, including, by a separate vote, the Independent Trustees, at a virtual meeting of the Board held on June 17, 2020. The New Subadvisory Agreement became effective as of September 1, 2020, and the Subadviser began managing the assets of the Fund on September 1, 2020.

CHANGES IN THE FUND’S INVESTMENT
STRATEGIES AND RISKS

Upon the replacement of Rampart with FORT as subadviser of the Fund, the Fund’s principal investment strategies and risks have been updated to reflect FORT’s investment strategies and policies. In summary, the Fund continues to seek long-term capital appreciation. Consistent with this objective, under FORT’s management the Fund’s investment program consists of two elements: (i) an actively managed portfolio of a broad spectrum of worldwide financial and non-financial futures contracts, which may include, but are not limited to, contracts on short-term interest rates, bonds, currencies, stock indices, energy, metals and agricultural commodities; and (ii) a portfolio of cash equivalents, U.S. government securities (including money market funds that invest solely in U.S. government securities) and other short-term, high grade debt instruments. The Fund expects to seek to gain its exposure to the futures contracts described in this section by investing up to 25% of its total assets in the wholly-owned Subsidiary of the Fund. The Fund may also engage in short sales of any instrument that it is permitted to purchase for investment, and may invest without restriction as to country, currency, or underlying asset type. The Fund will therefore maintain the potential for a significant allocation to cash or cash equivalents and high-quality short-term securities but, unlike before, the Fund will hold interests in derivatives and commodities rather than equity securities.

The following table provides a comparison of the principal investment strategies of the Fund under FORT compared to Rampart:

Subadviser	Rampart	FORT
Principal Investment Strategies

The fund utilizes a rules based investment process and may invest in securities representing the approximately 130 sub-sectors of the primary sectors of the S&P 500® Index and/or cash equivalents (high-quality short-term securities). Allocations to each sub-sector are based on quantitative models.

The fund has the flexibility to invest in any combination of the sub-sectors and high-quality short-term securities, or 100% in high-quality short-term securities. A relative strength momentum model is utilized to rank each sub-sector of the equity market. The fund will allocate to those sub-sectors that the model determines are more likely to outperform the broad market. A market risk indicator model is also used to determine whether the market is in a lower or higher level of risk based on price trends in the overall market. When the market is determined to be in a higher level of risk, a defensive cash equivalent position may be built by allocating from those sub-sectors of the market that are not exhibiting absolute positive momentum, up to 100% of fund assets.

The fund employs a systematic, technical trend-following futures investment strategy that attempts to capture large directional moves in futures contracts to produce risk-adjusted returns with a low correlation to broad-based equity market indexes such as the S&P 500® Index or the MSCI World Index.

The fund’s investment program currently has two elements:

(i)     An actively managed portfolio of a broad spectrum of worldwide financial and non-financial futures contracts utilizing the subadviser’s proprietary systematic trading strategies. Such futures contracts may include, but are not limited to, contracts on short-term interest rates, bonds, currencies, stock indices, energy, metals and agricultural commodities.

(ii)    A portfolio of cash equivalents, U.S. government securities (including money market funds that invest solely in U.S. government securities) and other short-term, high grade debt instruments.

A significant portion of the assets of the fund may be invested directly or indirectly in cash equivalents, U.S. government securities and other short-term, high grade debt instruments. These cash or cash equivalent holdings are intended to serve as collateral for the futures contracts in which the fund invests and also earn income for the fund.

In implementing the fund’s investment strategy, the subadviser uses a systematic, technical trend-following futures trading strategy called “Global Trend” that attempts to capture large directional moves in futures contracts. Global Trend generally takes a momentum-based approach, which buys when prices rise and sells when prices decline. Trend-following strategies such as this have the potential to perform well during trending markets, persistently volatile markets and/or during periods of market stress; however, they may experience flat or negative performance during periods in which no major price trends develop or when markets exhibit short-term volatility.

The subadviser’s ongoing research seeks to develop and implement adaptive, quantitative trading systems that select a mix of technical indicators in each market and use them to dynamically determine portfolio allocations, thereby allocating risk to markets according to a forecast of risk-adjusted profitability.

In seeking its investment objective, the fund may actively trade the assets described above, and the fund’s investments in futures contracts may have the effect of creating leverage for the fund. The subadviser generally attempts to manage risk for the fund, including the risks associated with leverage, through a combination of diversification and observing a maximum margin-to-equity (“MTE”) ratio, which is the percentage of the fund’s assets required to be set aside as margin for the fund’s investments. The fund’s strategy is designed to trade in global markets and be diversified across geography (primarily Europe, North America, Asia and Australia), asset classes (primarily equities, fixed income, currencies, and commodities futures contracts), and markets in an attempt to reduce overall volatility and correlation across its positions and is designed to employ statistical methods to adaptively shift risk over time. Under normal market conditions, the fund is therefore expected to hold positions in markets around the world, although it is not required to do so or to hold any particular percentage of its portfolio in any particular market or number of markets. As a result, from time to time the fund may invest a material amount of its assets in emerging markets, although it is expected to primarily invest in developed markets. The subadviser also attempts to limit the fund’s MTE ratio so that total margin is less than a predetermined limit. As of the date of this prospectus, the fund’s MTE ratio is targeted not to exceed 8%, although such limits may be exceeded from time to time and the target may be adjusted from time to time. The subadviser monitors the fund’s MTE ratio systematically as well as by the subadviser’s traders and principals.

The fund expects to seek to gain its exposure to the futures contracts described in this section by investing up to 25% of its total assets in a wholly-owned subsidiary of the fund (the “Subsidiary”) organized as a company under the laws of the Cayman Islands. The strategies and risks described herein for the fund are therefore also applicable to the Subsidiary. The fund may also engage in short sales of any instrument that the fund is permitted to purchase for investment, with respect to up to 100% of the fund’s net assets. The fund’s use of short sales and investments in derivative instruments will require that the fund set aside liquid assets as necessary to ensure that the fund is able to meet its obligations; as a result, the fund may hold significant amounts of cash, cash equivalents and/or other short-term investments.

In pursuing its investment strategy, the fund may invest without restriction as to country, currency, or underlying asset type. The fund’s investments may be publicly traded or privately issued or negotiated.

In connection with the new investment strategies under FORT, the Fund will continue to be subject to all the same principal risks except Equity Securities Risk and Sector Focused Investing Risk, and it is also subject to the following new principal risks:

Derivatives Risk. Derivatives may include, among other things, futures, options, forwards and swap agreements and may be used in order to hedge portfolio risks, create leverage or attempt to increase returns. Investments in derivatives may result in increased volatility and the Fund may incur a loss greater than its principal investment.

Commodity and Commodity-linked Instruments Risk. Commodities and commodity-linked instruments will subject the Fund’s portfolio to greater volatility than investments in traditional securities. Commodity-linked instruments may experience returns different than the commodity they attempt to track and may also be exposed to counterparty risk.

Foreign Currency Transactions Risk. The Fund’s transactions with respect to foreign currency may not be successful or have the effect of limiting gains from favorable market movements.

Currency Rate Risk. Fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect the value of the Fund’s shares.

Interest Rate Risk. The values of debt instruments may rise or fall in response to changes in interest rates, and this risk may be enhanced for securities with longer maturities.

New Subadviser Risk. The Fund’s subadviser has not previously managed a mutual fund. Accordingly, the Fund bears the risk that the subadviser’s inexperience with the restrictions and limitations applicable to mutual funds will limit the subadviser’s effectiveness.

Foreign Investing Risk. Investing in foreign securities subjects the Fund to additional risks such as increased volatility; currency fluctuations; less liquidity; and political, regulatory, economic, and market risk.

Emerging Market Risk. Emerging markets securities may be more volatile, or more greatly affected by negative conditions, than those of their counterparts in more established foreign markets.

Leverage Risk. When the Fund leverages its portfolio by borrowing or certain types of transactions or instruments, including derivatives, the Fund may be less liquid, may liquidate positions at an unfavorable time, and the volatility of the Fund’s value may increase.

Short Sales Risk. The Fund may engage in short sales and may incur a loss if the price of a borrowed security increases between the date of a short sale and the date on which the Fund replaces the security.

Commodity Pool Risk. The Fund’s investments in certain instruments may be deemed to be “commodity interests” under the Commodity Exchange Act (“CEA”) and the rules of the Commodity Futures Trading Commission (“CFTC”) and the Fund may be deemed a commodity pool, thereby subjecting the Fund to regulation under the CEA and CFTC rules.

Counterparty Risk. There is risk that a party upon whom the Fund relies to complete a transaction will default.

Tax Risk. The tax treatment of the Fund’s investments may be adversely affected by future legislation, Treasury Regulations and/or guidance issued by the Internal Revenue Service that could affect or otherwise alter the character, timing and/or amount of the Fund’s taxable income or any gains and distributions made by the Fund.

Subsidiary Risk. By investing in the Subsidiary, the Fund is indirectly exposed to the risks associated with the Subsidiary’s investments, which are generally similar to those that are permitted to be held by the Fund. The Subsidiary is not registered under the 1940 Act and is not subject to all of the investor protections of the 1940 Act. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Fund and/or the Subsidiary to operate as described in the Fund’s prospectus and the Fund’s Statement of Additional Information, and could adversely affect the Fund.

BOARD CONSIDERATIONS

As previously mentioned, the Board, including a majority of the Independent Trustees of the Board, approved the proposal to replace Rampart with FORT as subadviser to the Fund at a meeting held on June 17, 2020. In connection with the appointment of the Subadviser, the Board also considered and approved the name change from Virtus Rampart Equity Trend Fund to Virtus FORT Trend Fund. Also at the Meeting, the Board, including a majority of the Independent Trustees, authorized the appointment of VAIA as the investment adviser to the Fund, and approved the transfer of the Advisory Agreement with respect to the Fund from VIA, an affiliate of VAIA that had been serving as the Fund’s investment adviser, to VAIA pursuant to Rule 2a-6 under the 1940 Act (“Rule 2a-6”). Rule 2a-6 excludes certain transactions from the definition of “assignment,” which requires automatic termination under the 1940 Act, if the transactions do not result in a change of actual control or management of the investment adviser to an investment company. The Independent Trustees were separately advised by independent legal counsel throughout the process.

In connection with the approvals, the Board requested and evaluated information provided by VAIA and the Subadviser which, in the Board’s view, constituted information necessary for the Board to form a judgment as to whether each approval would be in the best interests of the Fund and its shareholders.

The Board considered all the criteria separately with respect to the Fund and its shareholders. In their deliberations, the Trustees considered various factors, including those discussed below, none of which were controlling, and each Trustee may have attributed different weights to the various factors. The Independent Trustees also discussed the proposals in private sessions with their independent legal counsel at which no representatives of management were present.

Basis for the Board’s Approval

In making its determination with respect to the proposals, the Board considered various factors, including:

•	Nature, extent, and quality of the services to be provided. The Trustees received in advance of the meeting information provided by VAIA and the Subadviser, including completed questionnaires concerning a number of topics, including its investment philosophy, resources, operations and compliance structure. The Trustees noted that VAIA is responsible for the oversight of the Fund’s investment program and for evaluating and selecting subadvisers on an ongoing basis and making any recommendations to the Board regarding hiring, retaining or replacing subadvisers, and the Subadviser would provide portfolio management, compliance with the Fund’s investment policies and procedures, compliance with applicable securities laws, and assurances thereof. The Trustees reviewed biographical information for the portfolio managers who would provide services under the Subadvisory Agreement. In considering the approval of the New Subadvisory Agreement, the Trustees considered the Subadviser’s investment management process, including (a) the experience and capability of the Subadviser’s management and other personnel committed by the Subadviser to the Fund; (b) the quality of the Subadviser’s regulatory and legal compliance policies, procedures and systems; and (c) the Subadviser’s brokerage and trading practices. The Board also took into account its knowledge of VAIA’s management and the quality of the performance of its duties with respect to other Virtus Funds. The Board concluded that the nature, extent and quality of the services to be provided by VAIA and the Subadviser to the Fund were reasonable.

•	Investment Performance. The Board considered the performance of a composite managed by the proposed Subadviser versus a peer group, an appropriate index and the Fund’s historical performance, and was satisfied with the proposed Subadviser’s performance.

•	Management Fees and Expenses. The Board noted that the Fund’s management fee was not expected to change, and the Fund has expense caps in place to limit the total expenses incurred by the Fund and its shareholders. The Board took into account that the Fund’s subadvisory fees are paid by the Adviser and not by the Fund, so that the Fund’s shareholders would not be directly impacted by those fees, although the portion of the fee payable to the Subadviser could be different from the portion of the fee payable to Rampart under the Old Subadvisory Agreement due to the minimum. The Board concluded that the advisory and proposed subadvisory fees were fair and reasonable in light of the services to be provided and all factors considered.

•	Profitability and Economies of Scale. The Board considered certain information relating to profitability for its services to other Virtus Funds that had been provided by VAIA and certain information relating to profitability of VIA for its past service to the Fund, as a proxy for evaluating the projected profitability to VAIA and its affiliates for their services to the Fund. In considering the expected profitability to the Subadviser in connection with its relationship to the Fund, the Board noted that the fees under the New Subadvisory Agreement would be paid by VAIA out of the advisory fees that it receives under the Advisory Agreement and not by the Fund. In considering the reasonableness of the fees payable by VAIA to the Subadviser, the Board noted that, because the Subadviser is an unaffiliated subadviser, the Board relied on the ability of VAIA to negotiate the New Subadvisory Agreement and the fees thereunder at arm’s length. As a result, the expected profitability to the Subadviser of its relationship with the Fund was not a material factor in the Board’s deliberations at this time. With respect to whether VAIA should be expected to realize economies of scale as the Fund’s assets grow, the Board took into account the size of the Fund, and noted that expense caps were in place for the Fund. The Board noted that VAIA and the Fund may realize certain economies of scale if the assets of the Fund were to grow materially, particularly in relationship to certain fixed costs, and that shareholders of the Fund would have an opportunity to benefit from these economies of scale. For similar reasons as noted with respect to the Subadviser’s profitability, the Board did not consider the potential economies of scale in the Subadviser’s management of the Fund to be a material factor in its consideration at this time.

•	Other Benefits. The Board considered other benefits that may be realized by VAIA and the Subadviser and their affiliates from their relationships with the Fund. Among them, the Board recognized that VP Distributors, LLC, an affiliate of the Advisers, serves as the principal underwriter for the Trust, and, as such, receives payments pursuant to Rule 12b-1 from the Fund to compensate it for providing selling activities, which could lead to growth in the Fund’s assets and corresponding benefits from such growth, including economies of scale. The Board also noted that an affiliate of the Advisers provides administrative and transfer agency services to the Trust. The Board noted management’s discussion of the fact that there are no other direct benefits to the Subadviser or VAIA in providing investment advisory services to the Fund, other than the fee to be earned under the applicable agreement. There may be certain intangible benefits gained to the extent that serving the Fund could provide the opportunity to provide advisory services to additional funds of the Trust or certain reputational benefits.

Based on all of the foregoing considerations, the Board, including the Independent Trustees, determined that approval of the proposals was in the best interests of the Fund and its shareholders. Accordingly, the Board, and the Independent Trustees voting separately, approved the New Subadvisory Agreement and the transfer of the Advisory Agreement with respect to the Fund.

THE ORDER

The Trust and the Advisers have obtained an order under Section 6(c) of the 1940 Act granting exemptions from Section 15(a) of the 1940 Act and Rule 18f-2 under the 1940 Act to permit the Trust and the Advisers, with respect to certain funds of the Trust, to enter into and materially amend subadvisory agreements without shareholder approval. Therefore, the Trust and VAIA have the right, subject to prior approval by the Board and certain conditions, to hire, terminate, and replace subadvisers without the approval of the shareholders of the Fund, including, without limitation, to replace or reinstate any subadviser with respect to which a subadvisory agreement has automatically terminated as a result of an assignment. VAIA has the responsibility to oversee subadvisers and recommend their hiring, termination, and replacement to the Board. The Order requires that shareholders of the Fund be provided with an information statement such as this one within 90 days of any change in subadvisers.

INFORMATION ABOUT THE SUBADVISER

FORT has its principal office at 2 Wisconsin Circle, Suite 1150 Chevy Chase MD, 20815. FORT is an investment management firm founded by Dr. Yves Balcer and Dr. Sanjiv Kumar in 1993 and has provided alternative investment advisory services to institutional investors and high-net-worth individuals for over 25 years. FORT’s general partner is FORT Management Inc., a Delaware corporation that is equally controlled by Drs. Balcer and Kumar. Fastnet US IM Holdings Ltd. and Fastnet Offshore IM Holdings Corp, affiliates of Goldman Sachs & Co., collectively own a 9.99% revenue share in the subadviser. As of June 30, 2020, FORT had approximately $5.35 billion in assets under management. For its services as subadviser, VAIA pays FORT a fee at the rate of 50% of the net advisory fee, subject to a minimum fee of the amount on an absolute percentage basis of no less than the amount payable as of the first day FORT began managing the Fund.

The following individuals are jointly and primarily responsible for the day-to-day management of the Fund:

•	Yves Balcer. Dr. Balcer is a Portfolio Manager. Dr. Balcer has been a principal of the subadviser since its inception (including its predecessor entity, FORT Inc.) in 1993, and is the Chief Executive Officer of FORT Management Inc., the general partner of the subadviser. Dr. Balcer was formerly a Senior Manager of Investment at The World Bank, where he worked from August 1985 to August 1987 and from May 1988 to December 1992. During his last two years at The World Bank, he directed the research and implementation of system-based trading strategies in global bond markets. Prior to that, he served at various times as Senior Manager for the North American, European and Asian portfolios, where he managed professional traders overseeing $20 billion in fixed income assets. Between September 1987 and April 1988, Dr. Balcer served as Director of Research and Arbitrage at Midland-Montagu Securities in San Francisco. From 1977 to 1985, he was a professor of economics at the University of Wisconsin, Madison. Dr. Balcer has published more than twenty-five finance and economics articles in professional journals. He has a Ph.D. in Economics and Finance from M.I.T., a Ph.D. in Operations Research and a M.S. in Statistics from Stanford University and a M.S. in Mathematics from Université de Montréal, Canada.

•	Sanjiv Kumar. Dr. Kumar is a Portfolio Manager. Dr. Kumar has been a principal of the subadviser since its inception (including its predecessor entity, FORT Inc.) in 1993, and is the President of FORT Management Inc., the general partner of the subadviser. Dr. Kumar was formerly a Senior Manager of Investment at The World Bank, and he was responsible for investing $10 billion in US and Canadian dollar securities. He joined The World Bank in 1987, and during his time there he managed large fixed income portfolios in all the major currencies. From 1985 to 1986, he was Vice-President with Free Market, Inc., an economic and financial advisory firm for institutional money managers in Chicago. Dr. Kumar has a Ph.D. in Economics from the University of Chicago and a B.A. in Mathematics from the University of Delhi, India.

Listed below are the names of the principal executive officers of FORT. The address for each individual is 2 Wisconsin Circle, Suite 1150 Chevy Chase MD, 20815. None are Trustees or officers of the Fund.

Name	Position with Subadviser & Principal Occupation
Yves M. Balcer	CEO, Partner, Co-Founder and Principal
Sanjiv Kumar	CIO, Partner, Co-Founder and Principal
Stuart H. Bohart	President
David E. Osztreicher	Chief Financial Officer
Christopher T. Snyder	General Counsel
Andrew Keller	Deputy Chief Operating Officer and Chief Compliance Officer
Alan J. Marantz	Managing Director

Name	Position with Subadviser & Principal Occupation
Sumit Kumar	Managing Director

As of the date of this Information Statement, FORT serves as an investment adviser or subadviser to seven other private accounts, with similar investment objectives to that of the Fund. which are not required to disclose their fees for management.

INFORMATION ABOUT VAIA

VAIA is located at One Financial Plaza, Hartford, Connecticut 06103. VAIA is an indirect wholly-owned subsidiary of Virtus. Virtus is an independent, publicly traded financial services company which, through its affiliates, provides asset management and related services to individuals and institutions. As of June 30, 2020 VAIA had in aggregate approximately $142 million in assets under management.

VAIA assumed the Advisory Agreement of the Fund from VIA as of September 1, 2020. For managing, or directing the management of, the investments of the Fund, VAIA is entitled to a fee, payable monthly, at the following annual rates:

	Investment Advisory Fee
Fund	1st $1 Billion	$1+ Billion
Virtus FORT Trend Fund	1.00%	0.95%

The assets of the Fund’s wholly-owned Subsidiary are excluded from the assets on which the above-described management fee is calculated. However, under the terms of a separate investment advisory agreement, the Subsidiary pays VAIA an investment management fee calculated on the value of the Subsidiary’s average daily net assets at the same rates.

VAIA will compensate the Subadviser out of the management fees it receives from the Fund and the Subsidiary. During the Fund’s most recent fiscal year, the Fund paid $2,503,753 in net investment advisory fees to VIA, the Fund’s former adviser.

VP Distributors, LLC (“VP Distributors”), another wholly-owned indirect subsidiary of Virtus, serves as the national distributor of the Virtus Mutual Funds’ shares. The Fund paid $1,197,221 to VP Distributors during the most recent fiscal year for performing distribution services.

The principal office of VP Distributors is located at One Financial Plaza, Hartford, Connecticut 06103. For the most recent fiscal year, the Fund paid $84,255.12 in brokerage commissions. No brokerage fees were paid to any affiliate. The Virtus Funds do not allocate portfolio brokerage on the basis of the sale of shares, although brokerage firms whose customers purchase shares of the funds may execute trades for the funds and participate in brokerage commissions.

Virtus Fund Services, LLC (“Virtus Fund Services”), another wholly-owned indirect subsidiary of Virtus, serves as the administrative agent and transfer agent for the Virtus Mutual Funds. The principal office of Virtus Fund Services is located at One Financial Plaza, Hartford, Connecticut 06103. The Fund paid $346,509 to Virtus Fund Services during the most recent fiscal year for performing these services for the Fund.

The following persons serve as the principal executive officers of VAIA at the address for VAIA listed above: George R. Aylward, President; Francis G. Waltman, Executive Vice President; Michael A. Angerthal, Executive Vice President and Treasurer; Kevin J. Carr, Senior Vice President and Assistant Secretary; Wendy J. Hills, Executive Vice President, Chief Legal Officer and Secretary; Chetram Persaud, Chief Compliance Officer; and David G. Hanley, Senior Vice President and Assistant Treasurer. George Aylward, Kevin Carr and Frank Waltman also serve as an officers of the Trust.

SHARE OWNERSHIP INFORMATION

The Fund had 13,729,731.532 shares issued and outstanding as of the Record Date.

The table below shows those shareholders who beneficially owned 5% or more of the outstanding shares of the Fund as of the Record Date.

Name and Address	Percent
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS 1 NEW YORK PLAZA, FL 12 NEW YORK, NY 10004-1901	14.58
WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS 2801 MARKET ST. ST LOUIS, MO 63103	9.80
MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN FUND ADMINISTRATION 4800 DEER LAKE DR. EAST, 3RD FL JACKSONVILLE FL 32246-6484	7.89
WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS 2801 MARKET ST. ST LOUIS, MO 63103	5.06
PERSHING LLC 1 PERSHING PLAZA JERSEY CITY, NJ 07399-0002	5.04

As of the Record Date, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

HOUSEHOLDING OF MATERIALS

The Trust may send only one copy of this Information Statement and the semi-annual and annual reports to those households in which multiple shareholders share the same address, unless the Trust received instructions from a shareholder in such a household requesting separate copies of these materials. If you are a shareholder who shares the same address as other shareholders of the Trust and would like to receive a separate copy of this Information Statement, the semi-annual report, annual reports or future proxy statements, please contact Virtus Mutual Funds by calling (800) 243-1574, or writing to VP Distributors, LLC, One Financial Plaza, Hartford, Connecticut 06103. If you share the same address as multiple shareholders and would like the Trust to send only one copy of future proxy statements, information statements, semi-annual reports and annual reports, please contact VP Distributors at the above phone number or post office address.

FUTURE SHAREHOLDER MEETINGS

As a Delaware statutory trust, the Trust does not hold shareholder meetings unless required by the 1940 Act. The Trust relied upon an Order to replace Rampart as the subadviser to the Fund without a shareholder meeting. As of the date of mailing of this information statement, the Trust does not anticipate holding a further meeting of shareholders in 2021. Shareholders who wish to present a proposal for action at the next meeting should submit the proposal to:

Kevin J. Carr
Virtus Investment Partners, Inc.
One Financial Plaza
Hartford, Connecticut 06103

Proposals must be received in a reasonable time prior to the date of the applicable shareholder meeting to be considered for inclusion in the proxy materials for the meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be submitted for consideration by shareholders.

By Order of the Board of Trustees of Virtus Opportunities Trust.

Kevin J. Carr
Senior Vice President, Chief Legal Officer, Counsel and Secretary
Virtus Opportunities Trust

Exhibit A

SUBADVISORY AGREEMENT

VIRTUS OPPORTUNITIES TRUST

Virtus FORT Trend Fund

SUBADVISORY AGREEMENT

September 1, 2020

FORT, L.P.

2 Wisconsin Circle, Suite 1150

Chevy Chase, Maryland 20815

RE:	Subadvisory Agreement

Ladies and Gentlemen:

Virtus Opportunities Trust (the “Trust”) is an open-end investment company of the series type registered under the Investment Company Act of 1940, as amended (the “Act”), and is subject to the rules and regulations promulgated thereunder. The shares of the Trust are offered or may be offered in several series (sometimes hereafter referred to as the “Series”), including Virtus FORT Trend Fund.

Virtus Alternative Investment Advisers, Inc. (the “Adviser”) evaluates and recommends series advisers for the Series and is responsible for the day-to-day management of the Series.

1.	Appointment as a Subadviser. The Adviser, being duly authorized, hereby appoints FORT, L.P., a Delaware limited partnership (the “Subadviser”) as a discretionary series adviser to invest and reinvest the assets of the Series designated by the Adviser as set forth on Schedule F attached hereto (the “Designated Series”) on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities that do not conflict in any material manner with the Subadviser’s performance hereunder. The Adviser hereby agrees that for as long as this Agreement is in effect and subject to the Adviser’s responsibility to oversee the Subadviser (per Section 2 below), the Designated Series will not be managed by any other manager or subadviser.

2.	Acceptance of Appointment; Standard of Performance. The Subadviser accepts its appointment as a discretionary series adviser of the Designated Series and agrees, subject to the oversight of the Board of Trustees of the Trust (the “Board”) and the Adviser, to use its best professional judgment to make investment decisions for the Designated Series in accordance with the provisions of this Agreement and as set forth in Schedule D attached hereto and made a part hereof. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority or obligation to act for or represent the Adviser, the Trust or the Series in any way.

3.	Services of Subadviser. In providing management services to the Designated Series, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Trust as they apply to the Designated Series and as set forth in the Trust’s then current prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”) filed with the Securities and Exchange Commission (the “SEC”) as part of the Trust’s registration statement (the “Registration Statement”), as may be periodically amended and provided to the Subadviser by the Adviser, and to the investment restrictions set forth in the Act and the Rules thereunder, to the supervision and control of the Board, and to the oversight and instructions of the Adviser. Notwithstanding the foregoing, the Subadviser will only be required to conform to any amendments to the versions of the Prospectus, the Statement of Additional Information and the 38a-1 Policies (as defined herein) provided to the Subadviser in advance of the execution of the Agreement that are reasonably likely to impact the Subadviser’s services hereunder after the Adviser has provided the Subadviser with notice of such amendment, and in the event that advance notice is not provided, the Subadviser will be afforded reasonable opportunity to implement compliance with such amendment following receipt of notice thereof. The Subadviser shall not, without the Trust’s prior written approval, effect any transactions that would cause the Designated Series at the time of the transaction to be out of compliance with any of such restrictions or policies.

4.	Transaction Procedures. All transactions in securities for the Designated Series shall be consummated by payment to, or delivery by, the custodian(s) from time to time designated by the Trust (the “Custodian”), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Designated Series. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. All transactions in futures contracts shall be reported to the accounting agent from time to time designated by the Trust (the “Accounting Agent”). The Subadviser shall advise the Custodian or Accounting Agent, as appropriate, and confirm in writing to the Trust all investment orders for the Designated Series placed by it with banks, brokers, dealers, futures commission merchants and other counterparties (collectively, “brokers and dealers”) at the time and in the manner set forth in Schedule A hereto (as amended from time to time). The Trust shall issue to the Custodian and Accounting Agent such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Trust shall be responsible for all custodial and accounting arrangements and the payment of all custodial and accounting charges and fees, and, upon giving proper instructions to the Custodian or Accounting Agent, as appropriate, the Subadviser shall have no responsibility or liability with respect to custodial or accounting arrangements or the acts, omissions or other conduct of the Custodian or Accounting Agent.

5.	Allocation of Brokerage. The Subadviser shall have authority and discretion to select brokers and dealers to execute Designated Series transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

A.	In placing orders for the sale and purchase of Designated Series securities for the Trust, the Subadviser’s primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Trust, as long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain a “best execution” market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser’s overall responsibilities with respect to its clients, including the Trust, as to which the Subadviser exercises investment discretion, notwithstanding that the Trust may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Trust a lower commission on the particular transaction.

B.	The Subadviser may manage other portfolios and expects that the Trust and other portfolios the Subadviser manages will, from time to time, purchase or sell the same securities and futures contracts. The Subadviser may aggregate orders for the purchase or sale of securities and futures contracts on behalf of the Designated Series with orders on behalf of other portfolios the Subadviser manages. Assets purchased or proceeds of securities and futures contracts sold through aggregated orders, as well as expenses incurred in the transaction, shall be allocated to the account of each portfolio managed by the Subadviser that bought or sold such securities and futures contracts in a manner considered by the Subadviser to be equitable on an overall basis and consistent with the Subadviser’s fiduciary obligations under applicable federal securities laws in respect of the Designated Series and to such other accounts.

C.	Research services furnished to the Subadviser by brokers, dealers or futures commission merchants that effect transactions for the Designated Series may be used by the Subadviser in servicing other investment companies, funds and accounts that it manages. Similarly, research services furnished to the Subadviser by brokers, dealers or futures commission merchants that effect transactions for other investment companies, funds and accounts that the Subadviser manages may be used by the Subadviser in servicing the Designated Series.

D.	The Subadviser shall not execute any transactions for the Designated Series with a broker or dealer that is known to the Subadviser to be an “affiliated person” (as defined in the Act) of (i) the Designated Series; (ii) another Series; (iii) the Adviser; (iv) the Subadviser, or (v) a principal underwriter of the Trust’s shares; in each case, unless such transactions are permitted by applicable law or regulation and carried out in compliance with any applicable policies and procedures of the Trust. The Trust shall provide the Subadviser with a list of brokers and dealers that are “affiliated persons” of the Designated Series, another Series, the Adviser or the principal underwriter of the Trust’s shares, and applicable policies and procedures. Upon the request of the Adviser, the Subadviser shall promptly, and in any event within three business days of a request, indicate whether any entity identified by the Adviser in such request is an “affiliated person,” as such term is defined in the Act, of (i) the Subadviser or (ii) any affiliated person of the Subadviser, subject in each case to any confidentiality requirements applicable to the Subadviser and/or its affiliates. Further, the Subadviser shall provide the Adviser with a list of (x) each broker-dealer entity that is an “affiliated person,” as such term is defined in the Act, of the Subadviser and (y) each affiliated person of the Subadviser that has outstanding publicly-issued debt or equity. Each of the Adviser and the Subadviser agrees promptly to update such list(s) whenever the Adviser or the Subadviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

E.	Consistent with its fiduciary obligations to the Trust in respect of the Designated Series under applicable federal securities laws, the Subadviser may, under certain circumstances, arrange to have purchase and sale transactions effected directly between the Designated Series and another account managed by the Subadviser (“cross transactions”), provided that such transactions are carried out in accordance with applicable law or regulation and any applicable policies and procedures of the Trust. The Trust shall provide the Subadviser with applicable policies and procedures.

6.	Proxies and Other Shareholder Actions.

A.	The Subadviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust. During any annual period in which the Subadviser has voted proxies for the Trust, the Subadviser shall, as may reasonably be requested by the Adviser, certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

B.	The Subadviser is authorized to deal with reorganizations, exchange offers and other voluntary corporate actions with respect to assets held in the Designated Series in such manner as the Subadviser deems advisable, unless the Trust or the Adviser otherwise specifically directs in writing. It is acknowledged and agreed that the Subadviser shall not be responsible for the filing of claims (or otherwise causing the Trust to participate) in class action settlements or similar proceedings in which shareholders may participate related to assets currently or previously associated with the Designated Series. With the Adviser’s approval, on a case-by-case basis the Subadviser may obtain the authority and take on the responsibility to: (i) identify, evaluate and pursue legal claims, including commencing or defending suits, affecting the securities held at any time in the Designated Series, including claims in bankruptcy, class action securities litigation and other litigation; (ii) participate in such litigation or related proceedings with respect to such assets as the Subadviser deems appropriate to preserve or enhance the value of the Designated Series, including filing proofs of claim and related documents and serving as “lead plaintiff” in class action lawsuits; (iii) exercise generally any of the powers of an owner with respect to the supervision and management of such rights or claims, including the settlement, compromise or submission to arbitration of any claims, the exercise of which the Subadviser deems to be in the best interest of the Designated Series or required by applicable law, including ERISA, and (iv) employ suitable agents, including legal counsel, and to pay their reasonable fees, expenses and related costs from the Designated Series.

7.	Prohibited Conduct. In accordance with Rule 12d3-1 and Rule 17a-10 under the Act and any other applicable law or regulation, the Subadviser’s responsibility regarding investment advice hereunder is limited to the Designated Series, and the Subadviser will not consult with any other investment advisory firm that provides investment advisory services to the Trust or any other investment company sponsored by Virtus Investment Partners, Inc. or its affiliates regarding transactions in securities or other assets for the Trust. The Trust shall provide the Subadviser with a list of investment companies sponsored by Virtus Investment Partners, Inc. and its affiliates, and the Subadviser shall be in breach of the foregoing provision only if the investment company or affiliate is included in such a list provided to the Subadviser prior to such prohibited action. The Subadviser, and its affiliates and agents, shall refrain from making any written or oral statements concerning the Designated Series, the Trust, any other investment company sponsored by Virtus Investment Partners, Inc. or its affiliates, and any substantially similar products, that are reasonably likely to mislead investors regarding either (i) the services rendered by the Subadviser to the Designated Series or the Trust, or (ii) the Designated Series, including without limitation with respect to the investment strategies and/or risks, and/or the performance thereof. In addition, the Subadviser shall not, without the prior written consent of the Trust and the Adviser, delegate any obligation assumed pursuant to this Agreement to any affiliated or unaffiliated third party.

8.	Information and Reports.

A.	The Subadviser shall keep the Trust and the Adviser informed of developments relating to its duties as Subadviser of which the Subadviser has knowledge that would materially affect the Designated Series. In this regard, the Subadviser shall provide the Trust, the Adviser and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Trust and the Adviser may from time to time reasonably request. In addition, prior to each regular quarterly meeting of the Board, the Subadviser shall provide the Adviser and the Board with reports regarding the Subadviser’s management of the Designated Series during the most recently completed quarter, which reports: (i) shall include Subadviser’s representation addressing its performance of its investment management duties hereunder and whether its provision of services hereunder is, to its knowledge, in compliance with the Designated Series’ investment objectives and policies set forth in the Trust’s Registration Statement, the Act and applicable rules and regulations under the Act, and shall provide the Trust and the Adviser with such information as may be reasonably requested by the Trust or the Adviser to enable the Trust and the Adviser to monitor the Trust’s compliance with the diversification and minimum “good income” requirements of Subchapter M under the Internal Revenue Code of 1986, as amended, and (ii) otherwise shall be in such form as may be reasonably required by the Adviser.

B.	Each of the Adviser and the Subadviser shall provide the other party with a list, to the best of the Adviser’s or the Subadviser’s respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Adviser or the Subadviser, as the case may be, and each of the Adviser and Subadviser agrees promptly to update such list whenever the Adviser or the Subadviser becomes aware of any changes that should be added to or deleted from the list of affiliated persons; provided that the Subadviser shall not be required to provide the identity of any investors in other funds or accounts it manages, but this exception shall not relieve the Subadviser of its obligation to seek to comply with all applicable provisions of the Act in managing the Designated Series’ assets.

C.	The Subadviser shall also provide the Adviser with any information reasonably requested by the Adviser regarding its management of the Designated Series required for any shareholder report, amended Registration Statement, or Prospectus supplement to be filed by the Trust with the SEC.

D.	The Subadviser shall promptly notify the Adviser and the Trust in the event that the Subadviser becomes aware of any actual or potential material violation of any law, regulation or internal policy of the Subadviser, in each case actually or potentially affecting the Designated Series.

9.	Fees for Services. The compensation of the Subadviser for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule C. Pursuant to the Investment Advisory Agreement between the Trust and the Adviser, the Adviser is solely responsible for the payment of fees to the Subadviser.

10.	Limitation of Liability. Absent the Subadviser’s breach of this Agreement directly causing a loss to the Designated Series or the willful misconduct, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Subadviser, or its officers, directors, partners, agents, employees and controlling persons, the Subadviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any position; provided, however, that the Subadviser shall be responsible for, and shall indemnify and hold the Trust and the Adviser and each of their respective directors or trustees, officers, employees and each person, if any, who controls the Adviser, harmless against, any and all Losses (as defined below) arising out of or resulting from a “Trade Error” (as defined in the compliance policies and procedures of the Trust) (as the same may be amended from time to time), directly caused by the negligent action or negligent omission of the Subadviser or its agent. The Adviser agrees to provide prior written notice to the Subadviser of any changes to the definition of Trade Error becoming effective with respect to the Designated Series unless, in the reasonable discretion of the Adviser, such change must become effective earlier due to any applicable law, rule, regulation or court order. It is acknowledged and agreed that any Trade Error that results in a gain to the Designated Series shall inure to the benefit of the Designated Series without any liability to the Subadviser. For the avoidance of doubt, it is acknowledged and agreed that the Designated Series is a third party beneficiary of the indemnity granted in this Section 10, and the indemnity is intended to cover claims by the Trust (on behalf of the Designated Series) or the Adviser against the Subadviser for recovery pursuant to this section.

11.	Confidentiality. Subject to the duty of the Subadviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Designated Series and the actions of the Subadviser and the Trust in respect thereof (“Confidential Information”). Each of the Adviser and the Trust explicitly confirms and agrees that Confidential Information with regard to the Subadviser shall include, without limitation, the Subadviser’s (i) trading and risk models, techniques and procedures, (ii) past, current or future trading or position data; provided that, notwithstanding the foregoing, the Adviser and the Trust shall be permitted to disclose position data pursuant to statutory or regulatory filing and shareholder reporting obligations, and may otherwise use position data as needed to perform its recordkeeping and administrative functions for the Trust and (iii) price and research software and databases. Each party covenants that it has and it shall at all times keep confidential and not, directly or indirectly (i) disclose, divulge, furnish or make accessible to anyone, or (ii) use in any manner that would be adverse to the interests of any other party, any Confidential Information of another party to which the former party has been or shall become privy except with the prior written approval of such other party or except for information that is otherwise publicly available, other than information made publicly available by breach of this Agreement, or required to be disclosed by law, the request of any court or other regulatory body or valid legal process. Each party may, however, share Confidential Information: (i) with such party’s affiliates, partners, directors, trustees, officers, employees, service providers, accountants and attorneys, the Custodian or the Accounting Agent (“Permitted Confidants”); provided, that the party’s Permitted Confidants are bound by a duty of confidentiality; (ii) in order to provide reports to shareholders in the Trust; (iii) in order to comply with applicable laws; and (iv) as otherwise permitted in this Agreement. In the event of a breach or threatened breach by a party of any of the provisions of this Section 11, the parties hereto acknowledge that in view of the unique nature of the services rendered by each party and the fact that each party’s business heavily depends upon maintaining the confidentiality of the Confidential Information, the remedies of the non-breaching party at law for such breach will be inadequate, and the parties hereto agree that the non-breaching party shall be entitled, without the necessity of proving irreparable damages, to obtain injunctive relief, a decree of specific performance or other equitable relief restraining the breaching party or parties, as applicable, from violating the provisions of Section 11 of this Agreement. Nothing stated herein shall be construed as prohibiting any party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages. The provisions of this Section 11 shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing, the Trust and the Adviser agree that the Subadviser may (i) disclose in marketing materials and similar communications that the Subadviser has been engaged to manage assets of the Designated Series pursuant to this Agreement, and (ii) include performance statistics regarding the Designated Series in composite performance statistics regarding one or more groups of Subadviser's clients published or included in any of the foregoing communications, provided that the Subadviser does not identify any performance statistics as relating specifically to the Designated Series.

12.	Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act and the rules promulgated thereunder. Subadviser shall notify the Trust and the Adviser in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and to take the steps necessary to enter into a new contract with the Subadviser.

13.	Representations, Warranties and Agreements of the Subadviser. The Subadviser represents and warrants to the Trust and the Adviser and agrees that:

A.	It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it. It (i) is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Act or the Advisers Act from performing the services contemplated by this Agreement; provided, however, that the Subadviser makes no representation or warranty with regard to adherence to Section 15 of the Act; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, and correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any material violations relating to the Trust; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency.

B.	It is registered as a commodity trading advisor with the U.S. Commodity Futures Trading Commission (“CFTC”), and it will maintain such registration continuously during the term of this Agreement and is a member in good standing with the National Futures Association (“NFA”).

C.	To the extent required by applicable law and/or regulation and/or reasonably requested by the Adviser or the Trust, it will maintain, keep current and preserve on behalf of the Trust, records in the manner required or permitted by the Act and the Rules thereunder including the records identified in Schedule B (as Schedule B may be amended from time to time). The Subadviser agrees that records maintained for the Trust are the property of the Trust, and shall be surrendered to the Trust or to the Adviser as agent of the Trust promptly upon request of either. The Trust acknowledges that the Subadviser may retain copies of all records required to meet the record retention requirements imposed by law and regulation.

D.	It shall maintain a written code of ethics (the “Code of Ethics”) complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Act and shall provide the Trust and the Adviser with a copy of the Code of Ethics and evidence of its adoption. It shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics. The Subadviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Trust. Each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Trust and to the Adviser that the Subadviser has complied with the requirements of Rules 204A-1 and 17j-1 during the previous calendar quarter and that there has been no material violation of its Code of Ethics, or of Rule 17j-1(b), or that any persons covered under its Code of Ethics has divulged or acted upon any material, non-public information, as such term is defined under relevant securities laws, and if such a violation of the code of ethics of the Trust has occurred, or if such a violation of its Code of Ethics has occurred, that appropriate action was taken in response to such violation. The Subadviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Trust. The Subadviser will provide such additional information regarding violations of the Code of Ethics directly affecting the Trust as the Trust or its Chief Compliance Officer on behalf of the Trust or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Trust from a violation of the Code of Ethics. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees. The Subadviser will explain what it has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish to the Trust and the Adviser a written report which complies with the requirements of Rule 17j-1 concerning the Subadviser’s Code of Ethics. The Subadviser shall permit the Trust and the Adviser to examine the reports required to be made by the Subadviser under Rules 204A-1(b) and 17j-1(d)(1) and this subparagraph.

E.	It has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadviser and its supervised persons, and, to the extent the activities of the Subadviser in respect of the Trust could affect the Trust, by the Trust, of “federal securities laws” with respect to its provision of services hereunder (as defined in Rule 38a-1 under the Act) (“38a-1 Policies”), and that the Subadviser has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information reasonably requested by the Trust and/or the Adviser. The Subadviser agrees to reasonably cooperate with periodic reviews by the Trust’s and/or the Adviser’s compliance personnel of the Subadviser’s 38a-1 Policies, their operation and implementation and other related compliance matters and to provide to the Trust and/or the Adviser from time to time such additional information and certifications in respect of the Subadviser’s 38a-1 Policies, compliance by the Subadviser with federal securities laws in performing its duties hereunder as the Trust’s and/or the Adviser’s compliance personnel may reasonably request. The Subadviser agrees to promptly notify the Adviser of any material compliance violations which affect the Designated Series.

F.	The Subadviser will immediately notify the Trust and the Adviser of the occurrence of any event which would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9 of the Act or otherwise. The Subadviser will also immediately notify the Trust and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, including but not limited to the SEC and the CFTC, involving the affairs of the Designated Series.

G.	To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities, which might reasonably be expected to result in (i) a material adverse effect on the Trust or (ii) a material adverse change in the Subadviser’s condition (financial or otherwise) or business, or which might reasonably be expected to materially impair the Subadviser’s ability to discharge its obligations under this Agreement. The Subadviser will also promptly notify the Trust and the Adviser if the representation in this Section 13.G is no longer accurate.

H.	The Subadviser shall promptly notify the Adviser of any changes in the portfolio manager(s) responsible for the Designated Series or if there is an actual or expected change in control or management of the Subadviser.

The Subadviser shall notify the Adviser and the Trust promptly in writing if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete.

14.	Representations and Warranties of the Trust and the Adviser. Each of the Trust and the Adviser represents and warrants to the Subadviser and agrees that:

A.	It is duly organized, existing and in good standing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder.

B.	This Agreement has been duly authorized, executed, and delivered by it and constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms.

C.	This Agreement has been duly considered and approved, consistent with applicable requirements of the Act, including Section 15 thereof.

D.	The Adviser has been duly authorized to enter into this Agreement, and as a result thereof, to delegate to the Subadviser the provision of services to the Designated Series as contemplated hereunder.

E.	The Trust is currently in compliance in all material respects, and, unless caused by the Subadviser’s breach of this Agreement or noncompliance with the Prospectus, Statement of Additional Information or 38a-1 Policies, it and the Adviser shall at all times continue to operate the Trust so as to comply in all material respects with the requirements imposed upon the Trust by applicable law and regulations and applicable regulations of any industry self-regulatory agency.

F.	Unless caused by the Subadviser’s breach of this Agreement or noncompliance with the Prospectus, Statement of Additional Information or 38a-1 Policies, the performance by it of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien charge or encumbrance upon any of the property or assets of it pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will any such action or performance result in a violation of the provisions of its organizational documents or any laws, rules or regulations of any government, regulatory or self-regulatory agency or court orders applicable to it (“Applicable Laws”).

G.	There are no actual or threatened actions, suits, proceedings, investigations or inquiries pending against it at law or in equity or before or by any governmental authority or self-regulatory body in which an adverse decision would reasonably be expected to materially and adversely affect the Trust’s or Adviser’s ability to comply with and to perform its obligations under this Agreement.

H.	Each of the Trust and the Adviser has, and continues to maintain, adequate errors and omissions and directors’ and officers’ insurance policies and there has been no claim made under any such policy since January 1, 2018.

I.	Since January 1, 2017 through the date hereof, there have been no Material Compliance Matters (as defined by Rule 38a-1 of the Act) detected or reported by or to the Trust or the Adviser.

The Adviser and the Trust shall notify the Subadviser promptly in writing if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete.

15.	Further Representations and Warranties of the Adviser. The Adviser further represents and warrants to the Subadviser, which representations and warranties shall be deemed to be continuing, that:
A.	Trust is a “eligible contract participant” as defined under Section 1a(18) of the Commodity Exchange Act, as amended (“CEA”), and CFTC Reg. § 1.3 promulgated thereunder.

B.	The Trust is a “qualified eligible person” as defined under CFTC Reg. § 4.7 and it consents to Subadviser treating its account as an exempt account under CFTC Reg. § 4.7.

C.	The Adviser is registered under the CEA as a commodity pool operator and it is a member of the NFA.

D.	Except for the information furnished by the Subadviser for inclusion in the Prospectus or Statement of Additional Information, the Prospectus and the Statement of Additional Information do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

E.	The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the investment advisory agreement by and between the Adviser and the Trust remain in effect, (ii) is not prohibited by the Act or the Advisers Act from entering into, and performing under, this Agreement, and (iii) will promptly notify the Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the Act.

F.	The Adviser has in place all regulatory, self-regulatory and exchange approvals, licenses, registrations, memberships and/or exemptions as may be necessary in order for it enter into and perform its obligations under this Agreement

G.	The offer and sale of shares in the Trust will be conducted in compliance in all material respects with all Applicable Laws.

H.	As of the date hereof, there have been no actual or threatened regulatory, litigation or compliance matters known to the Adviser concerning any marketing, distribution or wholesaling activity undertaken by employees, contractors or affiliates of the Adviser while such persons or entities have been employed by, contracted by or affiliated with the Adviser.

The Adviser shall notify the Subadviser promptly in writing if at any time any event shall occur which would make or tend to make any of the foregoing not true or incomplete.

16.	No Personal Liability. Reference is hereby made to the Declaration of Trust establishing the Trust, a copy of which has been filed with the SEC, and to any and all amendments thereto so filed or hereafter filed. The name “Virtus Opportunities Trust” refers to the Board under said Declaration of Trust, as trustees and not personally, and no trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability in connection with the affairs of the Trust; only the trust estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Trust or of any successor of the Trust, whether such liability now exists or is hereafter incurred for claims against the trust estate.

17.	Entire Agreement; Amendment. This Agreement, together with the Schedules attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements pertaining to the subject matter of this Agreement. This Agreement may be amended at any time, but only by written agreement among the Subadviser, the Adviser and the Trust, which amendment, other than amendments to Schedules A, B, D, E and F, is subject to the approval of the Board (including those trustees who are not “interested persons” of the Trust) and, if required by the Act or applicable SEC rules and regulations, a vote of a majority of the Designated Series’ outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Trust or its affiliates.

18.	Effective Date; Term. This Agreement shall become effective on the date set forth on the first page of this Agreement, and shall continue in effect until December 31, 2021. The Agreement shall continue from year to year thereafter only so long as its continuance has been specifically approved at least annually (i) by a vote of the Board of the Trust or by vote of a majority of outstanding voting securities of the Designated Series and (ii) by vote of a majority of the trustees who are not interested persons of the Trust (as defined in the Act) or of any person party to this Agreement, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of such approval.

19.	Termination. This Agreement may be terminated at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Designated Series, upon 60 days’ prior written notice to the Adviser and the Subadviser, (ii) by the Subadviser upon 60 days’ prior written notice to the Adviser and the Trust, or (iii) by the Adviser upon 60 days’ prior written notice to the Subadviser. This Agreement may also be terminated, without the payment of any penalty, by the Adviser or the Board immediately (i) upon the material breach by the Subadviser of this Agreement or (ii) at the terminating party’s discretion, if the Subadviser or any officer, director or key portfolio manager of the Subadviser is accused in any regulatory, self-regulatory or judicial investigation or proceeding as having violated the federal securities laws or engaged in criminal conduct. This Agreement may also be terminated, without the payment of any penalty, by the Subadviser immediately (i) upon the material breach by the Adviser of this Agreement or (ii) at the discretion of the Subadviser, if the Adviser or any officer or director of the Adviser is accused in any regulatory, self-regulatory or judicial investigation or proceeding as having violated the federal securities laws or engaged in criminal conduct. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment, as such term is defined in and interpreted under the terms of the Act and the rules promulgated thereunder. Termination of this Agreement will not affect any outstanding orders or transactions or any legal rights or obligations which may already have arisen. Transactions in progress at the date of termination will be completed by the Subadviser as soon as reasonably practicable. Provisions of this Agreement relating to indemnification and the preservation of records, as well as any responsibilities or obligations of the parties hereto arising from matters initiated prior to termination, shall survive any termination of this Agreement.

20.	Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware applicable to contracts entered into and fully performed within the State of Delaware.

21.	Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

22.	Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile or e-mail transmission addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

(a)	To the Adviser or the Trust at:

One Financial Plaza

Hartford, CT 06103

Attn: Counsel

Facsimile: 860.241.1028

(b)	To the Subadviser at:

FORT, L.P.

2 Wisconsin Circle, Suite 1150

Chevy Chase, Maryland 20815

Attn: General Counsel

Telephone:  301.986.6940

Facsimile:   301.986.6930

Email: legal@fortlp.com

23.	Certifications. The Subadviser shall timely provide to the Adviser and the Trust, all information and documentation they may reasonably request as necessary or desirable in order for the Adviser and the Board to oversee the activities of the Subadviser with respect to the Designated Series and in connection with the compliance by the Subadviser, the Adviser and the Trust with the requirements of this Agreement, the Registration Statement, the policies and procedures referenced herein, and any applicable law, including, without limitation, (i) information and commentary relating to the Subadviser or the Designated Series for the Trust’s annual and semi-annual reports, in a format reasonably approved by the Adviser, together with (A) a certification that such information and commentary discuss all of the factors that materially affected the performance of the Designated Series, including the relevant market conditions and the investment techniques and strategies used and (B) additional certifications related to the Subadviser’s management of the Designated Series in order to support the Trust’s filings on Form N-CSR, Form N-Q and other applicable forms, and the Trust’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the Act, thereon; (ii) within 5 business days of a quarter-end, a quarterly certification with respect to compliance and operational matters related to the Subadviser and the Subadviser’s management of the Designated Series (including, without limitation, compliance with the applicable procedures), in a format reasonably requested by the Adviser, as it may be amended from time to time; and (iii) an annual certification from the Subadviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act with respect to the design and operation of the Subadviser’s compliance program as it relates to the Designated Series, in a format reasonably requested by the Adviser or the Trust. Without limiting the foregoing, the Subadviser shall provide a quarterly certification in a form substantially similar to that attached as Schedule E.

24.	Indemnification.

A.	The Subadviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities, or damages (including reasonable attorney’s fees and other related expenses) (collectively, “Losses”) arising from the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement in the performance of its obligations under this Agreement; provided, however, that the Subadviser’s obligation under this Section 24 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Adviser, is caused by or is otherwise directly related to (i) any breach by the Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Trust or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon information furnished to the Subadviser or the Trust, or the omission of such information, by the Adviser for use therein.

B.	The Adviser shall indemnify and hold harmless the Subadviser from and against any and all Losses arising from the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement in the performance of its obligations under this Agreement; provided, however, that the Adviser’s obligation under this Section 24 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Subadviser, is caused by or is otherwise directly related to (i) any breach by the Subadviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Subadviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Trust or the omission to state therein a material fact known to the Subadviser that was required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust, or the omission of such information, by the Subadviser for use therein.

C.	A party seeking indemnification hereunder (the “Indemnified Party”) will (i) provide prompt written notice to the other of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party will have the right at its own expense to participate in the defense of any Claim, but will not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification will not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

D.	No party will be liable to another party for consequential, special, indirect or punitive damages under any provision of this Agreement.

25.	Receipt of Disclosure Documents. The Trust and the Adviser acknowledge receipt of (a) a copy of Part 2 of the Subadviser’s Form ADV containing certain information concerning the Subadviser and the nature of its business and (b) the Subadviser’s commodity trading advisor disclosure document. The Subadviser will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Adviser. On an annual basis and upon reasonable request, the Subadviser will provide appropriate documentation demonstrating the financial condition of the Subadviser as mutually agreed upon by the Parties. At the time of providing such information, the Subadviser shall describe any material adverse change in its financial condition since the date of its latest financial statement.

26.	Counterparts; Fax Signatures. This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

27.	Bankruptcy and Related Events. Each of the Adviser and the Subadviser agrees that it will provide prompt notice to the other in the event that: (i) it makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impair its ability to perform this Agreement. The Adviser further agrees that it will provide prompt notice to the Subadviser in the event that the Trust ceases to be registered as an investment company under the Act.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title: Executive Vice President, Chief Financial Officer &
Treasurer

VIRTUS ALTERNATIVE INVESTMENT ADVISERS, INC.

By:	/s/ Francis G. Waltman
Name: Francis G. Waltman
Title: Executive Vice President

ACCEPTED:

FORT, L.P.

By:	/s/ Christopher Snyder
Name: Christopher Snyder
Title: General Counsel

SCHEDULES:	A.	Operational Procedures
	B.	Record Keeping Requirements
	C.	Fee Schedule
	D.	Subadviser Functions
	E.	Form of Sub-Certification
	F.	Designated Series

SCHEDULE A

OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied in a secure manner by Subadviser to the Trust’s service providers, including: The Bank of New York Mellon (the "Custodian"), Virtus Fund Services, LLC (the “Fund Administrator”), BNY Mellon Investment Servicing (US) Inc., (the “Accounting Agent”), any prime broker (the “Prime Broker”) and all other Counterparties/Brokers as required.

The Subadviser must furnish the Trust’s service providers with required daily information as to executed trades in a format and time-frame agreed to by the Subadviser, Custodian, Fund Administrator, Accounting Agent and Prime Broker/Counterparties and designated persons of the Trust. Trade information sent to the Custodian, Fund Administrator, Accounting Agent and Prime Broker/Counterparties must include all necessary data within the required timeframes to allow such parties to perform their obligations to the Designated Series.

The Subadviser shall provide to the Accounting Agent a daily trade blotter with a summary of all trades, in addition to trade feeds, including, if no trades are executed, a report to that effect. Daily information as to executed trades for same-day settlement trades shall be delivered to the Accounting Agent no later than 5:00 p.m. (Eastern Time) on the day of the trade each day the Trust is open for business. All other executed trades must be delivered to the Accounting Agent on trade date +1 by 11:00 a.m. (Eastern Time) to ensure that they are part of the Designated Series’ NAV calculation. (Subadviser will be responsible for reimbursement to the Trust for any loss caused by the Subadviser’s failure to comply with the requirements of this Schedule A.) On fiscal quarter ends and calendar quarter ends, the Subadviser shall use reasonable efforts to provide to the Accounting Agent all trades by 4:30 p.m. (Eastern Time) and in any event shall provide to the Accounting Agent all trades promptly for inclusion in the financial statements of the Designated Series. The data to be sent to the Accounting Agent and/or Fund Administrator will be as agreed by the Subadviser, Fund Administrator, Accounting Agent and designated persons of the Trust and shall include, as appropriate, (without limitation) the following:

1.	Transaction type (e.g., purchase, sale, open, close, put call);
2.	Security type (e.g., equity, fixed income, swap, future, option, short, long);
3.	Security name;
4.	Exchange identifier (e.g., CUSIP, ISIN, Sedol, OCC Symbol) (as applicable);
5.	Number of shares and par, original face, contract amount, notional amount;
6.	Transaction price per share (clean if possible);
7.	Strike price;
8.	Aggregate principal amount;
9.	Executing broker;
10.	Settlement agent;
11.	Trade date;
12.	Settlement date;
13.	Aggregate commission or if a net trade;
14.	Interest purchased or sold from interest bearing security;
15.	Net proceeds of the transaction;
16.	Trade commission reason: best execution, soft dollar or research (to be provided quarterly);
17.	Derivative terms;
18.	Non-deliverable forward classification (to be provided quarterly);
19.	Maturity/expiration date; and
20.	Details of margin and collateral movement.

When opening accounts with brokers for, and in the name of, the Trust, the account must be a cash account. No margin accounts are to be opened by the Subadviser in the name of the Trust or any Series except as specifically approved by the Trust and the Fund Administrator. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report via access to the Custodian website, or by email or by facsimile and the Accounting Agent will provide a five-day cash projection. This will normally be done by email or, if email is unavailable, by another form of immediate written communication, so that the Subadviser will know the amount available for investment purposes.

SCHEDULE B

RECORDS TO BE MAINTAINED BY THE SUBADVISER (AS APPLICABLE)

1.	(Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other series purchases and sales, given by the Subadviser on behalf of the Trust for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;

B.	The terms and conditions of the order and of any modifications or cancellations thereof;

C.	The time of entry or cancellation;

D.	The price at which executed;

E.	The time of receipt of a report of execution; and

F.	The name of the person who placed the order on behalf of the Trust.

2.	(Rule 31a-1(b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of series securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:

(i)	The sale of shares of the Trust by brokers or dealers.
(ii)	The supplying of services or benefits by brokers or dealers to:

(a)       The Trust,

(b)       The Adviser,

(c)       The Subadviser, and

(d)       Any person other than the foregoing.

(iii)	Any other consideration other than the technical qualifications of the brokers and dealers as such.
B.	Shall show the nature of the services or benefits made available.
C.	Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
D.	Shall show the name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3.	(Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of series securities. Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of series securities and such other information as is appropriate to support the authorization.*

4.	(Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Advisers Act, to the extent such records are necessary or appropriate to record the Subadviser’s transactions for the Trust.

5.	Records as necessary under Board-approved policies and procedures of the Trust, including without limitation those related to valuation determinations.

* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold) or any internal reports or subadviser review.

SCHEDULE C

SUBADVISORY FEE

For services provided to the Designated Series, the Adviser will pay to the Subadviser a fee, payable monthly in arrears, equal to 50% of the net advisory fee applicable to the Designated Series, calculated as follows:

1.	The total expenses of the Designated Series will be calculated in accordance with the terms of its prospectus, including application of the gross advisory fee. For the avoidance of doubt, the assets of VATS Offshore Fund, Ltd. (the “Subsidiary”), for which the Subadviser is paid a subadvisory fee under the subadvisory agreement between the Adviser and the Subadviser relating to the Subsidiary, shall be excluded from the assets of the Designated Series in calculating the fee payable hereunder.

2.	Such total expenses will be reduced by the application of any applicable fee waiver and/or expense limitation agreement, in accordance with the terms thereof.

3.	The net advisory fee applicable to the Designated Series will then be calculated by subtracting from the gross advisory fee any amount required to be waived under the applicable fee waiver(s) and/or reimbursed under such applicable expense limitation agreement.

4.	In the event that the Adviser waives its entire fee and also assumes expenses of the Designated Series pursuant to an applicable expense limitation agreement, the Subadviser will similarly waive its entire fee and will share in the expense assumption by contributing 50% of the assumed amount.

5.	If during the term of this Agreement the Adviser later recaptures some or all of the fees waived or expenses assumed by the Adviser and the Subadviser together, the Adviser shall pay to the Subadviser a pro rata amount of the fee(s)/expense(s) recaptured that is attributable to the Subadviser’s portion of the original waiver/assumed expense.

6.	Notwithstanding the provisions of Sections 4 and 5 of this Schedule C, in no event shall the fee payable to the Subadviser be lower on an absolute basis, expressed in terms of basis points, than it is on the date hereof, regardless of any reduction in the net advisory fee applicable to the Designated Series resulting from any fee waiver or reimbursement by the Adviser.

SCHEDULE D

SUBADVISER FUNCTIONS

With respect to managing the investment and reinvestment of the Designated Series’ assets, the Subadviser shall provide, at its own expense:

(a)	An investment program for the Designated Series consistent with its investment objectives and strategies set forth in the Prospectus and Investment Guidelines and implementation of that program;

(b)	Periodic reports, on at least a quarterly basis, in form and substance acceptable to the Adviser, with respect to: i) compliance with the Code of Ethics and the Trust’s code of ethics; ii) compliance with procedures adopted from time to time by the Board relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; iii) diversification of Designated Series assets in accordance with any applicable diversification policy set forth in the then prevailing Prospectus and Statement of Additional Information pertaining to the Designated Series; and governing laws, regulations, rules and orders; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Designated Series’ limitation on acquisition of illiquid securities; v) any and all other reports reasonably requested in accordance with or described in this Agreement; vi) the implementation of the Designated Series’ investment program, including, without limitation, analysis of Designated Series performance; vii) compliance with the policies set forth in the Trust’s Registration Statement and the Investment Guidelines; viii) description of material changes in its 38a-1 Policies; and ix) description of any significant firm related developments reasonably expected to impact its services to the Designated Series;

(c)	Promptly after filing with the SEC an amendment to its Form ADV, a copy of such amendment to the Adviser and the Board;

(d)	Periodic attendance by appropriate representatives of the Subadviser at meetings requested by the Adviser or Board at such time(s) and location(s) as reasonably requested by the Adviser or Board; and

(e)	Notice to the Board and the Adviser of the occurrence of any event which would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

(f)	Reasonable assistance in the valuation of securities including the participation of appropriate representatives at fair valuation committee meetings.

SCHEDULE E

FORM OF SUB-CERTIFICATION

To:

Re:	Subadviser’s Form N-CSR and Form N-Q Certification for the [Name of Designated Series].

From:	[Name of Subadviser]

Representations in support of Investment Company Act Rule 30a-2 certifications of Form N-CSR and Form N-Q.

[Name of Designated Series].

In connection with your certification responsibility under Rule 30a-2 and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, I have reviewed the following information presented in the schedule of investments for the period ended [Date of Reporting Period] (the “Report”) which forms part of the N-CSR or N-Q, as applicable, for the Trust.

Schedule of Investments

Our organization has designed, implemented and maintained internal controls and procedures, designed for the purpose of ensuring the accuracy and completeness of relevant portfolio trade data transmitted to those responsible for the preparation of the Schedule of Investments. As of the date of this certification there have been no material modifications to these internal controls and procedures.

In addition, our organization has:

a.	Designed such internal controls and procedures to ensure that material information is made known to the appropriate groups responsible for servicing the above-mentioned mutual fund.

b.	Evaluated the effectiveness of our internal controls and procedures, as of a date within 90 days prior to the date of this certification and we have concluded that such controls and procedures are effective.

c.	In addition, to the best of my knowledge, there has been no fraud, whether or not material, that involves our organization’s management or other employees who have a significant role in our organization’s control and procedures as they relate to our duties as subadviser to the Designated Series.

I have read the draft of the Report which I understand to be current as of [Date of Reporting Period] and based on my knowledge, such draft of the Report does not, with respect to the Designated Series, contain any untrue statement of a material fact or omit to state a material fact necessary to make the information contained therein, in light of the circumstances under which such information is presented, not misleading with respect to the period covered by such draft Report.

I have disclosed, based on my most recent evaluation, to the Designated Series’ Chief Accounting Officer:

a.	All significant changes, deficiencies and material weakness, if any, in the design or operation of the Subadviser’s internal controls and procedures which could adversely affect the Registrant’s ability to record, process, summarize and report financial data with respect to the Designated Series in a timely fashion;

b.	Any fraud, whether or not material, that involves the Subadviser’s management or other employees who have a significant role in the Subadviser’s internal controls and procedures for financial reporting.

I certify that to the best of my knowledge:

a.	The Subadviser’s Portfolio Manager(s) has/have complied with the restrictions and reporting requirements of the Code of Ethics (the “Code”). The term Portfolio Manager is as defined in the Code.

b.	The Subadviser has complied with the Prospectus and Statement of Additional Information of the Designated Series and the Policies and Procedures of the Designated Series as adopted by the Designated Series Board of Trustees.

c.	I have no knowledge of any compliance violations except as disclosed in writing to the Virtus Compliance Department by me or by the Subadviser’s compliance administrator.

d.	The Subadviser has complied with the rules and regulations of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the Subadviser with respect to the Designated Series as outlined above.

e.	Since the submission of our most recent certification there have not been any divestments of securities of issuers that conduct or have direct investments in business operations in Sudan.

This certification relates solely to the Designated Series named above and may not be relied upon by any other fund or entity.

The Subadviser does not maintain the official books and records of the above Designated Series. The Subadviser’s records are based on its own portfolio management system, a record-keeping system that is not intended to serve as the Designated Series official accounting system. The Subadviser is not responsible for the preparation of the Report.

[Name of Subadviser]	Date
[Name of Authorized Signer]
[Title of Authorized Signer]

SCHEDULE F

DESIGNATED SERIES

Virtus FORT Trend Fund